Exhibit 24.1

OFFICERS AND DIRECTORS OF

JOHNSONDIVERSEY HOLDINGS, INC.

POWER OF ATTORNEY

The undersigned officers and/or directors of JohnsonDiversey Holdings, Inc. (the “Company”) hereby constitute and appoint Michael J. Bailey, JoAnne Brandes, Clive A. Newman and Francisco Sanchez, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign and file under the Securities Act of 1933, as amended, (i) a registration statement on Form S-4 relating to the registration of the Company’s 10.67% Senior Discount Notes due 2013, Series B, in an aggregate principal amount at maturity of $406,303,000, to be issued in exchange for the Company’s outstanding 10.67% Senior Discount Notes due 2013, Series A, with an aggregate principal amount at maturity of $406,303,000, (ii) any registration statement related to the offering which is effective immediately upon filing pursuant to Rule 462(b) under said Act, and (iii) any and all amendments, supplements and exhibits to such registration statement, including post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration statements or amendments, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney and any of them and any such substitute.

EXECUTED this 4th day of September, 2003.

/s/ GREGORY E. LAWTON	/s/ MICHAEL J. BAILEY

Gregory E. Lawton Director, President and Chief Executive Officer	Michael J. Bailey Vice President, Chief Financial Officer and Treasurer

/s/ S. CURTIS JOHNSON III	/s/ TODD C. BROWN

S. Curtis Johnson III Chairman	Todd C. Brown Director

/s/ IRENE M. ESTEVES	/s/ ROBERT M. HOWE

Irene M. Esteves Director	Robert M. Howe Director

/s/ HELEN JOHNSON-LEIPOLD	/s/ CLIFTON D. LOUIS

Helen Johnson-Leipold Director	Clifton D. Louis Director

/s/ NEAL R. NOTTLESON	/s/ JOHN RICE

Neal R. Nottleson Director	John Rice Director

/s/ RETO WITTWER

Reto Wittwer Director